UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 10, 2006
Date of Report (Date of earliest event reported)
NationsHealth, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware	000-50348	06-1688360
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
13630 N.W. 8th Street, Suite 210
Sunrise, Florida 33325
(Address of Principal Executive Offices)
(954) 903-5000
Registrant’s telephone number, including area code
13650 N.W. 8th Street, Suite 109
Sunrise, Florida 33325
(Former Address of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 10, 2006, the Compensation Committee of the Board of Directors of NationsHealth, Inc. (the “Registrant”) authorized the following bonus grants for the fiscal year ended December 31, 2005, payable in cash and shares of the Registrant’s common stock, to Arthur R. Spector, the Chairman of the Board, and the executive officers named below.

	Aggregate Bonus Grant	Cash Component	Stock Component
Name	(includes 20% stock)	of Bonus Grant (80%)	of Bonus Grant (20%)
Arthur R. Spector	$100,000	$80,000	$20,000
Glenn M. Parker	$787,500	$630,000	$157,500
Lewis P. Stone	$300,000	$240,000	$60,000
Gregory J. Couto	$162,500	$130,000	$32,500
Timothy N. Fairbanks	$125,000	$100,000	$25,000
Tracy M. Schmidt	$125,000	$100,000	$25,000
     The grants of shares of common stock were authorized to be made under the Registrant’s 2005 Long-Term Incentive Plan. The shares of common stock were valued at $7.62 per share, which was the closing sale price per share of the Registrant’s common stock as reported in The Wall Street Journal (Northeast edition) on the date the grants were authorized. The shares to be granted are not subject to vesting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.
Date: January 17, 2006	By:	/s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

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